Exhibit 11

The table below details the number of common shares and common stock equivalents used in the computation of basic and diluted earnings per share

                                                                      THREE MONTHS ENDED
                                                                            MARCH 31,

                                                                      1999           2000
                                                                      ----           ----
Basic:
  Weighted average common shares outstanding
    used in computing basic earnings per share                     4,921,257       5,020,696
                                                                   =========================
Basic Earnings Per Share                                                               $0.18
                                                                                   =========

Diluted:
  Weighted average common and common equivalent
    shares outstanding                                             4,921,257       5,020,696
  Effect of shares issuable under stock plans
    using the treasury method                                        161,928         261,258
  Effect of shares contingently issuable under warrants
    issued with the 8% subordinated debentures using
    the treasury stock method                                         13,971               -
  Effect of shares contingently issuable under warrants
    issued with the Initial Public Offering (IPO) using
    the treasury stock method                                              -          28,252
                                                                   -------------------------
  Shares used in computing diluted earnings per share              5,097,156       5,310,206
                                                                   =========================
Diluted Earnings Per Share                                                             $0.17
                                                                                   =========